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                                                                       EXHIBIT 5

[SEARS LETTERHEAD]


                                                  September 3, 1998



Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois  60179

Ladies and Gentlemen:

         I have examined the Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about September 3, 1998 (the "Registration Statement") by Sears Roebuck Acceptance Corp. (the "Company") and Sears, Roebuck and Co. in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of five billion dollars ($5,000,000,000) aggregate principal amount of debt securities (the "Debt Securities") for an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. I have examined the indenture dated as of May 15, 1995 between the Company and The Chase Manhattan Bank, N.A., which will be incorporated by reference into the Registration Statement, under which the Debt Securities are to be issued. I am familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Debt Securities.

         Subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Debt Securities being otherwise in compliance with then applicable law, I am of the opinion that the Debt Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally issued and binding obligations of the Company in accordance with their terms, subject to insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.


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         I consent to the use of this opinion as an exhibit to the Registration
Statement and to the reference to me in the Prospectus which is part of the Registration Statement.

                                             Sincerely,


                                             /s/ Nancy K. Bellis
                                             Nancy K. Bellis
                                             Assistant General Counsel